Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-222267 of NBHSA Inc. on Form S-4 of our report dated December 22, 2017, relating to the consolidated balance sheet of NBHSA Inc., appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

February 2, 2018